Exhibit 99.1

Xynomic Completes Pre-IND Meeting with US FDA for XP-102, a Novel Pan-RAF Inhibitor against Colorectal Cancer and Lung Cancer

RALEIGH, N.C. and SHANGHAI, June 12, 2019 (GLOBE NEWSWIRE) -- Xynomic Pharmaceuticals Holdings, Inc. (“Xynomic”, Nasdaq: XYN), a clinical stage US-China oncology drug development company, announced that it recently held a pre-IND meeting with the U.S. Food and Drug Administration (FDA) for its pan-PAF inhibitor XP-102 (BI 882370) for the treatment of cancers. The FDA addressed Xynomic' questions related to CMC, nonclinical and clinical protocol, and provided valuable advice on overall clinical development plan to advance this drug candidate. Xynomic is on track to file this Investigational New Drug (“IND”) application in the second half of 2019.

XP-102 is a second generation potent and selective pan-RAF inhibitor uniquely binding to the DFG-out conformation, whereas marketed BRAF inhibitors occupy the DFG-in conformation. In the colorectal cancer (CRC) animal models, XP-102 showed superior anti-tumor activity to vemurafenib, a marketed BRAF inhibitor in both the Colo-205V600V/E model and HT-29V600V/E model.  XP-102 in combination with cetuximab induced tumor regressions in the less sensitive HT-29 model.

"Our meeting with the FDA was a major step forward and the feedbacks provided by the agency was valuable in our development of clinical and regulatory strategies that will support our goal of advancing XP-102 through clinical development," said Y. Mark Xu, Xynomic' Chairman and CEO. "We believe that XP-102 holds potential as an innovative therapy against B-RAF V600 mutated solid tumors including CRC and non-small cell lung cancer and hairy cell leukemia."

About Xynomic Pharmaceuticals Holdings, Inc.

Xynomic Pharmaceuticals Holdings, Inc. is a clinical stage oncology-focused biopharmaceutical company. Its current pipeline mainly consists of three drug candidates, abexinostat, XP-105 and XP-102; Xynomic owns global exclusive development, manufacturing and commercialization rights to each of these. Its lead drug candidate abexinostat is in global potentially pivotal clinical trials against renal cell carcinoma (in combination with pazopanib) and non-Hodgkin’s lymphoma (as a single agent). Xynomic’s other clinical stage drug candidate XP-105 (BI 860585) is a Phase 2 ready, ATP-competitive mTORC1/2 inhibitor against solid tumors. Xynomic’s pre-clinical oncology drug candidate XP-102 (BI 882370) is a pan-RAF inhibitor.

Use of Forward-Looking Statements

This press release contains “forward-looking” statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Xynomic has based these forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks related Xynomic’s financial position and need for additional capital to complete the planned trials and support its continuing operation, risks related to uncertainty in maintaining and obtaining regulatory approval and ultimately commercialize its drug candidates or delays in doing so; and the risks more fully described in Xynomic’s Prospectus (file No. 333-229127) and other filings that Xynomic may make with the SEC in the future.  Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Investor Relations, Media, and Business Development Contact:
angela.feng@xynomicpharma.com